Exhibit 10.95(a)


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment is made as of _______________ ____, 2008, by and between Ore Pharmaceuticals Inc., a Delaware corporation (the "Company"), and __________________ (the "Executive").

                                    RECITALS

         WHEREAS, the Company and the Executive desire to amend the employment agreement between them (the "Agreement") to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any rulings and regulations promulgated thereunder (the "Code");

         NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, the Company and the Executive agree that a new Section Y shall be added to the Agreement which provides as follows:

         Y.  Revised Severance Provisions

                  (a) Executive. The term "Executive" in this Section Y shall refer to the named executive in the Agreement, regardless of whether he or she is designated therein as "Executive" or "Employee" or referred to by surname or in any other manner.

                  (b) Code Section 409A. It is the intent of this Agreement to comply with, and/or meet an exemption from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any rulings and regulations promulgated thereunder (collectively, the "Code"), and any ambiguities herein will be interpreted and this agreement will be administered to so comply. References to the date of a termination of employment in this Agreement in connection with the payment of severance hereunder shall mean the date of a "separation from service" within the meaning of Code Section 409A(a)(2)(A)(i). If the Executive is a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i) at the time of the Executive's termination of employment, any nonqualified deferred compensation subject to Code
         Section 409A that would otherwise have been payable under this Agreement as a result of, and within the first six (6) months following, the Executive's "separation from service" and not by reason of another event under Code Section 409A(a)(2)(A), will become payable six (6) months and one (1) day following the date of the Executive's separation from service or, if earlier, the date of Executive's death.


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                  (c) [If the Agreement Includes a Good Reason Provision] Good
         Reason. If the Executive elected the alternative definition of the term "Constructive Termination" under the Company's Executive Severance Plan, such alternative definition of "Constructive Termination" shall be substituted for the definition of the term "Good Reason" in the Agreement, with the terms "Constructive Termination" and "Eligible Employee" being replaced by the terms "Good Reason" and "Executive", respectively, in each place they appear in such alternative definition.


         IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the date first set forth above.




EXECUTIVE                                     ORE PHARMACEUTICALS INC.


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Signature                                     Signature


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[Enter Name]                                  Print Name


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